Exhibit 10.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT, JOINDER, AND MODIFICATION TO LOAN DOCUMENTS

This First Amendment to Loan and Security Agreement, Joinder and Modification to Loan Documents (this “Amendment”) is entered into as of September 25, 2014, by and among MODERN SYSTEMS CORPORATION, a Delaware corporation, formerly known as BluePhoenix Solutions USA, Inc., a Delaware corporation (“Modern”) and BP-AT Acquisition Corporation, a Delaware corporation (“BP-AT”, and collectively with Modern, “Borrowers”, and each individually, a “Borrower”), and COMERICA BANK (“Bank”).

RECITALS

WHEREAS, BluePhoenix Solutions USA, Inc. and Bank entered into a Loan and Security Agreement dated as of October 2, 2013 (as it may be amended from time to time, “Agreement”);

WHEREAS, on August 7, 2014, BluePhoenix Solutions USA, Inc. filed a Certificate of Amendment of Certificate of Incorporation, whereby changing its name to Modern Systems Corporation, a Delaware corporation (the “Name Change Amendment”);

WHEREAS, notwithstanding any provisions of the Loan Documents to the contrary, Borrower has requested that Bank consent to the Name Change Amendment and refrain from exercising its rights and remedies under the Loan Documents. Bank hereby consents to the Amendment, subject to the terms and conditions set forth below;

WHEREAS, Modern owns one hundred percent (100%) of the ownership interests of BP-AT and BP-AT desires to become a party to the Agreement and certain Loan Documents (as defined in the Agreement) under the terms and conditions set forth herein;

WHEREAS, the parties desire to amend the Agreement further in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Loan Documents.

2.            Modification to the Loan Documents. Subject to the satisfaction of the conditions precedent as set forth herein, the Loan Documents are hereby modified as set forth below:

(a)      Wherever the name BluePhoenix Solutions USA, Inc., a Delaware corporation, is used in the Loan Documents, it shall hereafter mean Modern Systems Corporation, a Delaware corporation.

3.             Joinder.

(a)      By execution and delivery of this Agreement, BP-AT shall, and does hereby, become a Borrower (as defined in the Agreement) under the Agreement and the applicable Loan Documents as if an original signatory thereto.

(b)      BP-AT further: (i) acknowledges and agrees that it has read the Agreement and the Loan Documents, (ii) consents to all of the provisions of the Agreement and the Loan Documents relating to a Borrower; and (iii) acknowledges and agrees that this Amendment and the Agreement have been freely executed without duress and after an opportunity was provided to BP- AT for review of this Amendment by competent legal counsel of their choice.

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(c)       The parties hereto agree that all references to “Borrower” shall mean and refer to Modern and BP-AT individually and collectively.

4. Amendments to Agreement.

(a)       Exhibit A to the Agreement is amended by adding (in the appropriate alphabetical order) or amending and restating, as applicable, the following defined terms to read in their entirety as follows:

“ ‘BP-AT’ means BP-AT Acquisition Corporation, a Delaware corporation, and its successors and assigns.”

“ ‘Liquidity’ means the sum of Borrowers’ Cash at Bank plus eighty percent (80%) of Eligible Accounts.”

“ ‘Merger’ means the transactions contemplated under the Agreement and Plan of Merger dated as of August 5, 2014 among Borrowers, Sophisticated Business Systems, Inc. (‘SBS’), Parent, Scott Miller, as Stockholder Representative, and certain stockholders of SBS.”

“ ‘Modern’ means Modern Systems Corporation, a Delaware corporation, and its successors and assigns.”

“ ‘Non-Formula Revolving Line’ means a Credit Extension of up to Two Million Dollars ($2,000,000).”

“ ‘Non-Formula Revolving Line Maturity Date’ means December 31, 2015.”

“ ‘Revolving Line’ means a Credit Extension of up to (a) Five Hundred Thousand Dollars ($500,000) and (b) upon the Revolving Line Increase Effective Date, and provided no Event of Default has occurred and is continuing, One Million Five Hundred Thousand Dollars ($1,500,000).”

“ ‘Revolving Line Increase Effective Date’ means the date on which Bank receives evidence satisfactory to it of the closing of the Merger.”

“ ‘Revolving Line Maturity Date’ means December 31, 2015.”

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(b)      The first paragraph of Section 6.2 of the Agreement is amended and restated to read in its entirety as follows:

“6.2     Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Modern’s and each Subsidiaries’ operations during such period, prepared in accordance with GAAP, and in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred fifty (150) days after the end of each fiscal year of Borrower, company prepared consolidated and consolidating financial statements of Borrower, together with a balance sheet and income statement covering Modern’s and each Subsidiaries’ operations during such period, prepared in accordance with GAAP, and in a form reasonably acceptable to Bank and certified by a Responsible Officer; (iii) as soon as available, but in any event within one hundred fifty (150) days after the end of each fiscal year of Parent, commencing with the fiscal year ending December 31, 2014, company prepared consolidating financial statements of Parent, together with a balance sheet and income statement covering Parent’s and each Subsidiaries’ operations during such period, prepared in accordance with GAAP, and in a form reasonably acceptable to Bank and certified by an officer of Parent; (iv) as soon as available, but in any event within one hundred fifty (150) days after the end of Parent’s fiscal year, audited consolidated financial statements of Parent prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (v) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (vi) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (vii) as soon as available, but in any event not later than January 31 of each year, Borrower’s financial and business projections and budget for the then current or immediately following (as applicable) year, with evidence of approval thereof by Borrower’s board of directors; (viii) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time; and (ix) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of any Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.”

(c)       Section 6.7 of the Agreement is amended and restated to read in its entirety as follows:

“6.7   Financial Covenants. Borrower shall maintain the following financial ratios and covenants:

(a)     Bank Debt Liquidity Coverage. Tested monthly as of the last day of each month, commencing on the Revolving Line Increase Effective Date, a ratio of Liquidity to all Indebtedness, other than Indebtedness that is guaranteed, to Bank of at least 1.10 to 1.00.”

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(d)       New Article 14 is added to the Agreement immediately after Article 13 thereof to read in its entirety as follows:

“14.     CO-BORROWER PROVISIONS.

14.1   Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Disbursement Request Forms, Borrowing Base Certificates and Compliance Certificates. Furthermore, the successful operation of each Borrower is dependent on the continued successful performance of the integrated group of Borrowers, such that each Borrower will benefit from any Credit Extensions Bank makes to another Borrower.

14.2   Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

14.3   Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of Borrower.

14.4   Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 14.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 14.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

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14.5   Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

14.6   Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

14.7    Right to Settle, Release.

(a)   The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b)   Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

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14.8   Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.”

(e)       Notwithstanding anything to the contrary set forth in the Agreement, Borrowers acknowledge and agree that Eligible Accounts shall not include any Accounts owing to BP-AT, or any successor in interest to BP-AT, until Bank receives an audit of Accounts, the results of which are satisfactory to Bank.

(f)       Exhibit E to the Agreement is deleted and replaced with Exhibit E attached hereto.

5.       Borrowers acknowledge and agree that upon the closing of the Merger, they shall promptly execute and deliver to Bank all documents (including without limitation, an amendment to the Agreement) and provide to Bank all information reasonably requested by Bank in connection therewith.

6.       No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by any Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

7.       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

8.       Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment except to the extent such representation or warranty expressly relates to an earlier date, and that (except as set forth in the waiver letter between Borrowers and Bank dated as of the date hereof) no Event of Default has occurred and is continuing.

9.       As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by each Borrower;

(b)	a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)	an amended and restated guaranty, executed by Columbia Pacific Opportunity Fund, L.P.;

(d)	a guaranty, executed by Prescott Group Aggressive Small Cap Master Fund;

(e)	resolutions and incumbency certifications executed by each guarantor;

(f)	all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts with Bank; and

(g)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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10.       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, and, with respect to BP-AT, intending to be legally bound by the terms of the Agreement and any of other documents executed in connection therewith, Borrowers and Bank have executed and delivered this First Amendment to Loan and Security Agreement and Joinder as of the date first set forth above.

MODERN SYSTEMS CORPORATION, a Delaware corporation, formerly known as BluePhoenix Solutions USA, Inc.

By:	/s/ Rick Rinaldo

Printed Name:	Rick Rinaldo

Title:	CFO

BP-AT ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Rick Rinaldo

Printed Name:	Rick Rinaldo

Title:	CFO

COMERICA BANK

By:	/s/ Michael Fishback

Printed Name:	Michael Fishback

Title:	Vice President